Exhibit 10.10

WARRANT TERMINATION AGREEMENT

dated as of May 8, 2017

Between KAMAN CORPORATION and BANK OF AMERICA, N.A.

THIS WARRANT TERMINATION AGREEMENT (this “Agreement”) with respect to the Warrants Confirmations (as defined below) is made as of May 8, 2017, between Kaman Corporation (“Company”) and Bank of America, N.A. (“Dealer”).

WHEREAS, Dealer and Company entered into a Base Warrants Transaction (the “Base Warrants Transaction”) pursuant to an ISDA confirmation dated as of November 15, 2010, which supplements, forms a part of, and is subject to an agreement in the form of the 2002 ISDA Master Agreement, pursuant to which Dealer purchased from Company 1,472,495warrants (as amended, modified, terminated or unwound from time to time, the “Base Warrants Confirmation”);

WHEREAS, Dealer and Company entered into an Additional Warrants Transaction (the “Additional Warrants Transaction” and, together with the Base Warrants Transaction, the “Warrants Transactions”) pursuant to an ISDA confirmation dated as of November 17, 2010, which supplements, forms a part of, and is subject to an agreement in the form of the 2002 ISDA Master Agreement, pursuant to which Dealer purchased from Company 220,876warrants (as amended, modified, terminated or unwound from time to time, the “Additional Warrants Confirmation” and, together with the Base Warrants Confirmation, the “Warrants Confirmations”); and

WHEREAS, Company has requested full termination of the Additional Warrants Transaction and partial termination of the Base Warrants Transaction;

NOW, THEREFORE, in consideration of their mutual covenants herein contained, the parties hereto, intending to be legally bound, hereby mutually covenant and agree as follows:

1. Defined Terms. Any capitalized term not otherwise defined herein shall have the meaning set forth for such term in the Warrants Confirmations.

2. Termination. Notwithstanding anything to the contrary in the Warrants Confirmations, Company and Dealer agree that, effective on the date hereof, but subject to Section 13 hereof, (i) the Additional Warrants Transaction shall automatically terminate and all of the respective rights and obligations of the parties under the Additional Warrants Confirmation shall be terminated, cancelled and extinguished, (ii) the Number of Warrants under the Base Warrants Transaction shall be reduced to 172,215 and (iii) in connection therewith Company shall be required to deliver to Dealer a number of Shares equal to the Share Settlement Amount on the Delivery Date pursuant to Sections 3 and 4 below.

3. Procedures for Hedge Unwind. On the Hedge Unwind Date, Dealer (or an affiliate of Dealer), for the account of Dealer, shall unwind a portion of its hedge of the Warrants underlying the Warrants Transactions being terminated hereunder. “Hedge Unwind Date” means May 8, 2017.

4. Payments and Deliveries. On May 12, 2017 or, if such day is not a Clearance System Business Day, on the next Clearance System Business Day immediately following such day (the “Delivery Date”), Company shall deliver to Dealer, to the account specified in Section 7 hereof, a number of Shares to be agreed separately by Company and Dealer (the “Share Settlement Amount”).

5. Representations and Warranties of Company. Company represents and warrants to Dealer (and agrees with Dealer in the case of Section 5(g)(ii)) on the date hereof that:

(a) it has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and to perform its obligations under this Agreement and has taken all necessary action to authorize such execution, delivery and performance;

(b) such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any material contractual restriction binding on or affecting it or any of its assets;

(c) all governmental and other consents that are required to have been obtained by it with respect to this Agreement have been obtained and are in full force and effect and all conditions of any such consents have been complied with;

(d) its obligations under this Agreement constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law));

(e) it is not in possession of any material nonpublic information regarding Company or the Shares;

(f) it is not entering into this Agreement to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for the Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for the Shares) or otherwise in violation of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

(g) (i) it is not on the date hereof, engaged in a distribution, as such term is used in Regulation M under the Exchange Act (“Regulation M”), of the Shares or any securities deemed “reference securities” (as defined in Regulation M) with respect to the Shares and (ii) it shall not engage in any such distribution during the period commencing on the date hereof and ending on the second Exchange Business Day immediately following the Hedge Unwind Date with respect to the Shares or such reference securities.

6. Representations and Warranties of Dealer. Dealer represents and warrants to Company on the date hereof that:

(a) it has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and to perform its obligations under this Agreement and has taken all necessary action to authorize such execution, delivery and performance;

(b) such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any material contractual restriction binding on or affecting it or any of its assets;

(c) all governmental and other consents that are required to have been obtained by it with respect to this Agreement have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

(d) its obligations under this Agreement constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

7. Account for Delivery of Shares to Dealer: DTC participant number #0161.

8. Governing Law. This Agreement and any dispute arising hereunder shall be governed by and construed in accordance with the laws of the State of New York (without reference to choice of law doctrine).

9. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all of the signatures thereto and hereto were upon the same instrument.

10. No Reliance, etc. Company confirms that it has relied on the advice of its own counsel and other advisors (to the extent it deems appropriate) with respect to any legal, tax, accounting, or regulatory consequences of this Agreement, that it has not relied on Dealer or its affiliates in any respect in connection therewith, and that it will not hold Dealer or its affiliates accountable for any such consequences.

11. Designation by Dealer. Notwithstanding any other provision in this Agreement to the contrary requiring or allowing Dealer to purchase, sell, receive or deliver any Shares or other securities to or from Company, Dealer may designate any of its affiliates to purchase, sell, receive or deliver such shares or other securities and otherwise to perform Dealer obligations in respect of the transactions contemplated by this Agreement and any such designee may assume such obligations. Dealer shall be discharged of its obligations to Company to the extent of any such performance.

12. No Other Changes. Except as expressly set forth herein, all of the terms and conditions of the Warrants Confirmations shall remain in full force and effect and are hereby confirmed in all respects.

13. Effectiveness. In the event the sale of the Company’s 3.25% Convertible Senior Notes due 2024 is not consummated with the initial purchasers thereof on May 12, 2017 (such date, or such later date as agreed upon by the parties “Early Termination Date”), this Agreement shall automatically terminate (the “Early Termination”) on the Early Termination Date and (i) this Agreement and all of the respective rights and obligations of Dealer and Company under this Agreement shall be cancelled and terminated and (ii) each party shall be released and discharged by the other party from and agrees not to make any claim against the other party with respect to any obligations or liabilities of the other party arising out of and to be performed in connection with this Agreement either prior to or after the Early Termination Date. Each of Dealer and Company represents and acknowledges to the other that, upon an Early Termination, all obligations with respect to this Agreement shall be deemed fully and finally discharged, and all of the terms and conditions of the Warrants Confirmations as in effect prior to execution of this Agreement shall remain in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

Bank of America, N.A.

By:	/s/ Christopher A. Hutmaker
Name: Christopher A. Hutmaker
Title: Managing Director

Kaman Corporation

By:	/s/ Robert D. Starr
Name: Robert D. Starr
Title: Executive Vice President and Chief Financial Officer

[Signature Page to Warrant Unwind Agreement]